[LOGO] WEINBERG & COMPANY, P.P.
       CERTIFIED PUBLIC ACCOUNTANTS





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the 424B Prospectus Supplement of Advanced Communications Technologies, Inc., of our report dated October 2, 2003 relating to the audited consolidated financial statements of Advanced Communications Technologies, Inc. as of June 30, 2003 and 2002 and for the years then ended, which appear in such 424B Prospectus Supplement.




                                        /s/ Weinberg & Company, P.A.
                                        ----------------------------
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants








Boca Raton, Florida
July 8, 2004








   Town Executive Center                                Watt Plaza
6100 Glades Road - Suite 314                 1875 Century Park East - Suite 600
  Boca Raton, Florida 33434                     Los Angeles, California 90067
Telephone: (561) 487-5765 -                     Telephone: (310) 407-5450 -
  Facsimile: (561) 487-5766                       Facsimile: (310) 407-5451


                          Website: www.cpaweinberg.com
    AMERICAN INSTITUTE OF CPA'S\DIVISION FOR CPA FIRMS SEC PRACTICE SECTION